                                  EXHIBIT 11
                   STIFEL FINANCIAL CORP. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                  (In Thousands, Except Per Share Amounts)
                                 (UNAUDITED)
                                                  Three Months Ended
                                       September 30, 1994   September 24, 1993
                                       ------------------  ------------------
                                                  Fully                 Fully
                                       Primary   Diluted     Primary   Diluted
Net (Loss) Income                     	$ 	(420)  $ 	(420)    	$	1,726  	$	1,726
After-tax interest savings assuming
  conversion of Senior	Convertible
  Notes (1)                               - -      		173         - -      		174
Net income adjusted for after-tax      -------   -------      -------   -------
  interest savings                    	$ 	(420) 	$ 	(247)    	$	1,726  	$	1,900
                                       =======   =======      =======   =======
Average number of common shares
  outstanding during the period        		3,929   		3,929      		3,965   		3,965
Additional shares assuming exercise
  of stock options (2)                     	76      		76        		126     		126
Additional Shares assuming conversion
  of Senior Convertible Notes (3)         - -	   		1,225         - -    		1,225
                                       -------   -------      -------   -------
Average number of common shares used
  to calculate earnings per share      		4,005   		5,230      		4,091   		5,316
                                       =======   =======      =======   =======
Net (loss) earnings per share         	$	(0.10) 	$	(0.10)(4)  $ 	0.42  	$ 	0.36

                                                    Nine Months Ended
                                       September 30, 1994   September 24, 1993
                                       ------------------   ------------------
Net (Loss) Income                     	$ 	(972) 	$ 	(972)    	$	5,153  	$	5,153
After-tax interest savings assuming
  conversion of Senior	Convertible
  Notes (1)                               - -      		508         - -      		523
                                       -------   -------      -------   -------
Net income adjusted for after-tax
  interest savings                    	$ 	(972) 	$ 	(464)    	$	5,153  	$	5,676
                                       =======   =======      =======   =======
Average number of common shares
  outstanding during the period        		3,970   		3,970      		3,932   		3,932
Additional shares assuming exercise
  of stock options (2)                   		127     		127        		105     		123
Additional Shares assuming conversion
  of Senior Convertible Notes (3)         - -    		1,225         - -    		1,225
                                       -------   -------      -------   -------
Average number of common shares used
  to calculate earnings per share      		4,097   		5,322      		4,037   		5,280
                                       =======   =======      =======   =======
Net (loss) earnings per share         	$ (0.24)  $	(0.24)(4) 	$ 	1.28  	$ 	1.07

(1)	Represents the after-tax interest savings resulting from assumed conversion of $10,000,000 aggregate principal 11.25% Senior Convertible
    Notes.

(2)	Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options. For primary earnings per share computations, these purchases were assumed to have been made at the average market price of the common stock during the period or that part of the period for which the option was outstanding. For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding.

(3)	Represents the number of shares of common stock issuable upon conversion of $10,000,000 aggregate principal 11.25% Senior Convertible Notes at a conversion price of $8.1640 per share.

(4)	Net fully diluted loss per share computes to $0.05 and $0.09 for three months and nine months ended September 30, 1994, respectively. Since this is anti-dilutive, fully diluted loss per share is equivalent to primary loss per share.